Exhibit 10.16

EXECUTIVE CONSULTING AGREEMENT

THIS EXECUTIVE CONSULTING AGREEMENT (this “Agreement”) is made and entered into by and between Smoky Market Foods, Inc., a Nevada corporation (the “Company”), and Propulsion LLC (“Propulsion”)  Harvey Hoffenberg (“Executive”), effective as of March 25, 2010 (the “Effective Date”).

Recitals

A.           The Company desires to retain Propulsion to provide the services of its consultant, Harvey Hoffenberg (“Executive”) to act as its Chief Marketing Officer on an independent contractor basis, subject to the terms and conditions of this Agreement.

B.           Executive is willing to be retained by the Company as its chief marketing officer on an independent contractor basis, subject to the terms and conditions of this Agreement.

Agreement

NOW, THEREFORE, in consideration of the Company’s engagement of Executive, the covenants set forth herein, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the Company and Executive hereby agree as follows:

1.           Executive’s Engagement by the Company

(a)           Position and Duties. Commencing as of the Effective Date, the Company hereby retains Executive as its Chief Marketing Officer to render such services and perform such duties as are assigned to Executive from time to time by the Board or Chief Executive Officer of the Company.  Without limiting the foregoing, Executive’s duties shall include efforts to define and develop the Company’s comprehensive branded marketing plans, efforts to develop and implement business-to-business marketing initiatives including, without limitation, the creation of corporate affiliations for distribution, and capital generation activities for the Company.  In the performance of Executive’s duties, Executive shall work directly with, and report to the Company’s Chief Executive Officer and President.

(b)           Efforts of Executive.  Executive shall dedicate such time to performing the services under this Agreement as are reasonably required to accomplish the services.  The Company shall be entitled to all of the benefits, profits, or other issues arising from or incident to all work, services, and advice of Executive.

(c)           Nature of Engagement.  Executive’s engagement with the Company shall commence on the Effective Date and shall continue for a period of five (5) years or until earlier terminated as provided herein (the “Term”).  Upon the expiration of the Term, this Agreement shall automatically renew for successive three (3) year terms (“Renewal Terms”) unless terminated by either party within sixty (60) days of the end of the Term or any Renewal Term, or terminated as otherwise provided herein. Either Executive or the Company may terminate this Agreement and the relationship contemplated hereby for any or no reason, with or without cause, upon sixty (60) days advanced written notice to the other party.

2.           Compensation.

(a)           Monthly Compensation.  In consideration for services rendered to the Company as provided herein, the Company shall pay Executive a monthly salary at the rate of Ten Thousand Dollars ($10,000.00) during the Term, payable in accordance with the Company’s standard payroll practices in effect from time to time.

(b)           Signing Bonus.  The Company shall issue to Executive a bonus (the “Signing Bonus”) upon execution of this Agreement in the form of either (i) three hundred fifty thousand (350,000) shares of the Company’s common stock or (ii) warrants to purchase an equivalent amount of shares of the Company’s common stock in the form of warrant attached hereto as Exhibit A (“Warrants”). Executive shall provide written notice to the Company by the fifth day following the execution of this Agreement as to whether the Signing Bonus shall be in the form of shares of common stock or Warrants; if Executive shall not have provided such written notice by the fifth day following the execution of this Agreement, the Company shall have the sole option to determine the form of the Signing Bonus.

(c)           Additional Compensation.  As additional consideration for Executive’s services to the Company, the Company agrees that it will grant to Executive the following with respect to the Term:

(i)           Within forty-five (45) days of the end of each fiscal quarter, the Company shall pay to Executive (A) cash consideration in an amount equal to two percent (2%) of Internet Revenue (as defined herein) earned by the Company for that corresponding fiscal quarter; (B) cash consideration in an amount equal to one half percent (0.5%) of BarBQ Station Revenue (as defined herein) earned by the Company for that corresponding fiscal quarter; and (C) cash consideration in an amount equal to one percent (1%) of the Retail Revenue (as defined herein) earned by the Company for that corresponding fiscal quarter.

(ii)           Within forty-five (45) days of the end of each of the Company’s first three fiscal quarters, and by the 15th day of the third month following the end of the Company’s fourth fiscal quarter, the Company shall issue to Executive “Equity Compensation” with a Fair Market Value (as defined below) equal to:  (A) three and one half percent (3.5%) of Internet Revenue earned by the Company for that corresponding fiscal quarter; (B) one half percent (0.5%) of BarBQ Station Revenue earned by the Company for that corresponding fiscal quarter; and (C) one percent (1%) of the Retail Revenue earned by the Company for that corresponding fiscal quarter.  The Equity compensation shall be in the form of either shares of the Company’s common stock or warrants to purchase shares of the Company’s common stock substantially in the form of warrant attached hereto as Exhibit A (“Warrants”).  Executive shall provide written notice to the Company by the thirtieth day following the end of each fiscal quarter as to whether the Equity Compensation described in this subsection shall be in the form of shares of common stock or Warrants; if Executive shall not have provided such written notice by the thirtieth day following the end of a fiscal quarter, the Company shall have the sole option to determine the form of the Equity Compensation.  If any compensation to be issued under this Agreement is in the form of shares of common stock, the “Fair Market Value” of the shares of the common stock shall be the average of the closing price of the common stock for the twenty trading days preceding the date of issuance.   If the Equity Compensation to be issued under this subsection is in the form of a Warrant, the “Fair Market Value” of the Warrants shall be determined using in accordance with Black-Scholes valuation method (using assumption consistent with those used by the Company in the preparation of its financial statements in accordance with generally accepted accounting principles) as of the date of the issuance, and the exercise price of the Warrants shall be the closing price of the common stock on, or on the trading date immediately prior, to the date of issuance, as determined by the Company.

(iii)           For purposes of this Agreement:

(A)
“Internet Revenue” shall mean all revenue generated by the Company during a relevant period from sales and distribution of Company products through methods employing use of the Internet (which includes direct sales and marketing), less all applicable sales coupons and other promotional discounts to such sales.

(B)
“BarBQ Station Revenue” shall mean all revenue generated by the Company during a relevant period from sales of Company products through its “BarBQ Station”-branded restaurants and other facilities, less all applicable sales coupons and other promotional discounts to such sales.

(C)
“Retail Revenue” shall mean all revenue generated by the Company during a relevant period from sales of Company products through retail channels (including supermarkets and other retail outlets), including all sales of kosher products during such period, less all applicable sales coupons and other promotional discounts to such sales.

(d)           Compensation Following Termination.

(i)           Following the termination of this Agreement, Executive shall be entitled to receive the following as compensation (the “Severance Compensation”), subject to the terms and conditions contained in this subsection and Executive’s ongoing compliance with Sections  4(c), 5, 6(a) and 7 of this Agreement:

(A)
An amount equal to the aggregate of (1) three and one half percent (3.5%) of the total Internet Revenue, (2) one quarter of one percent (0.25%) of the total BarBQ Station Revenue, and (3) one half of one percent (0.5%) of the total Retail Revenue received by the Company during the 1st through 4th fiscal quarters following the fiscal quarter in which the termination of this Agreement occurred, provided that Executive completed one full year of service under this Agreement prior to termination;

(B)
An amount equal to the aggregate of (1) two and one half percent (2.5%) of the total Internet Revenue, (2) one quarter of one percent (0.25%) of the total BarBQ Station Revenue, and (3) one half of one percent (0.5%) of the total Retail Revenue received by the Company during the 5th through 8th fiscal quarters following the fiscal quarter in which the termination of this Agreement occurred, provided that Executive completed two full years of service under this Agreement prior to termination;

(C)
An amount equal to the aggregate of (1) one percent (1%) of the total Internet Revenue, (2) one quarter of one percent (0.25%) of the total BarBQ Station Revenue, and (3) one half of one percent (0.5%) of the total Retail Revenue received by the Company during the 9th through 12th fiscal quarters following the fiscal quarter in which the termination of this Agreement occurred, provided that Executive completed three full years of service under this Agreement prior to termination;

(D)
An amount equal to the aggregate of (1) one percent (1%) of the total Internet Revenue, (2) one quarter of one percent (0.25%) of the total BarBQ Station Revenue, and (3) one half of one percent (0.5%) of the total Retail Revenue received by the Company during the 13th through 16th fiscal quarters following the fiscal quarter in which the termination of this Agreement occurred, provided that Executive completed four full years of service under this Agreement prior to termination;

(E)
An amount equal to the aggregate of (1) one percent (1%) of the total Internet Revenue, (2) one quarter of one percent (0.25%) of the total BarBQ Station Revenue, and (3) one half of one percent (0.5%) of the total Retail Revenue received by the Company during the  17th through 20th fiscal quarters following the fiscal quarter in which the termination of this Agreement occurred, provided that Executive completed five full years of service under this Agreement prior to termination.

(ii)           The Severance Compensation shall be payable to Executive on the ninetieth (90th) day following the end of the four-quarter period with respect to which the amount owing to Executive is determined.

(iii)           At the option of Executive, the Severance Compensation shall be either in the form of cash or in the form of shares of the Company’s common stock (the “Severance Shares”).  Executive shall provide written notice to the Company by the thirtieth day following the end of each four-quarter period with respect to which Severance Compensation is due as to whether the Severance Compensation described in this subsection shall be in the form of cash or shares of Company common stock; if Executive shall not have provided such written notice by the thirtieth day following the end of such four-quarter period, the Company shall have the sole option to determine the form of the Severance Compensation.  If the Severance Compensation to be issued under this subsection is in the form of shares of common stock, the price at which the Company’s shares of stock shall be valued for purposes of determining the number of shares to be issued to Executive hereunder shall be the Fair Market Value of the shares on the issue date.

(e)           Restriction on Transfer.  The Company’s obligation to issue the Signing Bonus, the Equity Compensation, or any Severance Shares upon the conditions set forth herein is personal as between Executive and the Company, and such right shall not be transferred, encumbered or otherwise disposed of in any manner.  Following grant, the Equity Compensation shall remain subject to all restrictions on transfer and other provisions of the Company’s governing documents, as amended from time to time, and all applicable federal and state laws.

(f)           Investment Representations.  In connection with the grant of the Signing Bonus, the Equity Compensation, and any Severance Shares (including any shares issuable upon the exercise of any Warrants including in the foregoing, collectively, the “Equity Shares”), the Executive represents to the Company the following (and Executive agrees to sign a separate document reiterating substantially similar representations with respect to each issuance of Equity Shares if requested by the Company):

(i)           Executive has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Equity Shares and making an informed investment decision. Without limiting the foregoing, Executive is an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(ii)           Executive is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to accept the Equity Shares.    Without limiting the generality of the foregoing, Executive has had an opportunity to review all of the Forms 10-K, 10-Q and 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) during the one-year period preceding the date of this representation and has had the opportunity to ask, and has received satisfactory answer, to any questions executive has with respect to the Company.

(iii)           Executive is accepting the issuance of the Equity Shares in exchange for services rendered by Executive for Executive’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(iv)           Executive understands that the Equity Shares will not be registered under the Securities Act by reason of a specific exemption therefrom, which exemption will depend upon, among other things, the bona fide nature of Executive’s intent as expressed herein.  Executive further acknowledges and understands that (i) the Equity Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available; (ii) the Company is under no obligation to register the Equity Shares; and (iii) the certificate evidencing the Equity Shares, if any, will be imprinted with a legend which prohibits the transfer of the Equity Shares unless they are registered or such registration is not required in the option of counsel satisfactory to the Company.

(g)           Certificate Legends.  The certificates evidencing any shares of common stock issued in connection with the Equity Shares (including upon the exercise of any Warrants) shall be endorsed with the following legends (or with legend of similar import):

THE SHARES OF THE COMPANY EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR IN ANY STATE IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND VARIOUS APPLICABLE STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR ASSIGNED OR A SECURITY INTEREST CREATED THEREIN UNLESS THE PURCHASER, TRANSFEREE, ASSIGNEE, PLEDGEE OR HOLDER OF SUCH SECURITY INTEREST COMPLIES WITH ALL STATE AND FEDERAL SECURITIES LAWS (I.E., SUCH SHARES ARE REGISTERED UNDER SUCH LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE THEREUNDER) AND UNLESS THE SELLER, TRANSFEROR, ASSIGNOR, PLEDGOR OR GRANTOR OF SUCH SECURITY INTEREST PROVIDES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE TRANSACTION CONTEMPLATED WOULD NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.

Such shares shall also include any legend required by any applicable state securities law.

(h)           Adjustment for Equity Split.  All references to the number of shares of common stock and the purchase price of the Equity Shares in this Agreement shall be appropriately adjusted to reflect any stock split, reverse stock split or stock dividend or other similar change in the capital stock of the Company, which may be made by the Company after the date of this Agreement.

(i)           Tax Consequences.  Executive has reviewed with his tax advisor the federal, state, local and foreign tax consequences of this Agreement and the transactions contemplated by this Agreement.  Executive is relying solely on his advisor and not on any statements or representations of the Company or any of its agents.

3.           Acknowledgement.  Executive acknowledges that: (a) Executive has read and understands the terms of this Agreement and has had the opportunity, if he so desires, to consult with independent legal counsel; and (b) Executive’s efforts will contribute to the goodwill of the Company.  Executive also acknowledges that the Company has spent substantial time, effort, and money to develop the Company’s goodwill, client, customer and vendor relations, Confidential Information, and business.  Executive further acknowledges that any new business or improvement in customer, client, and/or vendor relations attributable to Executive during his engagement by or association with the Company is for the sole benefit of the Company.

4.           Confidential and Proprietary Information.

(a)           Definition of Confidential Information.  For purposes of this Agreement, “Confidential Information” means all information and any idea in whatever form, tangible or intangible, recorded or otherwise, and without regard to the form of recordation or the state of completion, whether disclosed to or learned or developed by Executive, pertaining in any manner to the business of the Company, any parent(s) or stockholders, and any present or future direct or indirect affiliations or subsidiaries of such entities (hereinafter, included in the reference to “Company”, if the context permits) including without limitation: (i) customer lists, customer prospects, business development information, client data proprietary, financial standing, investment holdings and other personal financial data; (ii) company lists, profiles and reports; (iii) training and research materials and methodologies; (iv) structure, operations, pricing, financial and personnel information; (v) information systems design and procedures; (vi) computer technology designs, hardware configuration systems, and software designs and implementations; (vii) information databases, devices, data processing programs, interactive procedures, navigation, functionality, web site design, tests, analysis and studies developed by or for the benefit of the Company; (viii) plans, designs, inventions, formulas, research and technology developed by or for the benefit of the Company; (ix) business information and business secrets of the Company and its clients; (x) trade secrets of the Company; (xi) plans, prospects, policies, practices, and procedures of the Company which are not generally known in the industry; and (xii) all other proprietary and confidential information of every nature and source. Confidential Information does not include information which: (A) is or becomes generally available to the public through no breach of this Agreement or any other agreement to which the Company is a party; (B) was received from a third party free to disclose such information without restriction; (C) is approved for release in writing by the Chief Executive Officer of the Company, subject to whatever conditions are imposed by such person; or (D) is required by law or regulation to be disclosed, but only to the extent necessary and only for the purpose required.

(b)           Property of the Company.  Executive hereby acknowledges, understands and agrees that all Confidential Information is the exclusive and confidential property of the Company which shall at all times be regarded, treated and protected as such in accordance with this Section 4 and Section 5 hereof.

(c)           Covenants of Executive.  As a consequence of Executive’s acquisition or anticipated acquisition of Confidential Information, Executive shall occupy a position of trust and confidence with respect to the affairs and business of the Company.  As a material term of this Agreement and to protect the goodwill, the Confidential Information, and the business of the Company, and in view of the foregoing and of the consideration to be provided to Executive, Executive agrees that it is reasonable and necessary that Executive agree, and Executive hereby does agree that Executive shall not during or after the term of this Agreement, without express prior written consent of the Chief Executive Officer of the Company:

(i)           directly or indirectly, intentionally or unintentionally, reveal, disclose, furnish, make accessible, or disseminate any of Company’s Confidential Information, except only as may be expressly required in performing services for Company; or

(ii)           use or exploit any of Company’s Confidential Information for the personal or financial gain or benefit of Executive or of any other individual, firm, corporation, or entity or for any other purpose.

5.           Exclusive Property of Company.  Upon ceasing his engagement by or association with the Company, Executive shall immediately return to the Company, and shall have no right to use:

(a)           Confidential Information or any documents, drawings, reports, correspondence, records, procedures, books, manuals, notebooks, files, data, forms, materials, supplies, computer disks or other computer-stored information, computer programs, materials, and/or other documentation (and copies thereof) regarding or relating to Confidential Information in Executive’s possession, custody, or control, irrespective of whether such information and documentation was prepared or compiled by Executive, Company, or Company’s other employees or independent contractors. Executive agrees that Executive will not retain any copies of any of the above-described items or information; or

(b)           all equipment and tangible personal property entrusted to Executive by Company.  Executive acknowledges that all such Confidential Information, documentation, equipment, and tangible personal property described above is and shall remain the sole and exclusive property of Company.

6.           Non-Solicitation.

(a)           Non-Solicitation.  Executive acknowledges the character of Company’s business and the substantial amount of time, money, and effort that Company has spent and will spend in recruitment of clients, customers and/or accounts. As a material term of this Agreement and to protect the goodwill, the Confidential Information, and the business of Company, Executive covenants that, during the Covenant Period, as defined below, Executive shall not, either individually or on behalf of or with any other person or entity, directly or indirectly, (i) solicit or otherwise attempt to sell products or services that are the same as or similar to the business engaged in by Company to any individual or entity that was a current or former customer, client, and/or account of Company at the time of Executive’s engagement by the Company or during the one (1) year period immediately preceding the termination of Executive’s engagement; (ii) solicit or otherwise deal with any customers, clients, vendors, and/or accounts of Company in any manner designed to (or that reasonably could) divert business from Company; and/or (iii) solicit or otherwise induce any employee or independent contractor of Company to terminate his or her employment or engagement with Company.

(b)           For purposes of this Agreement, “Covenant Period” means the period beginning on the earlier of the date of Executive’s acceptance of an offer of engagement by or association with Company or the date of this Agreement and continuing for one (1) year after the later of the date of the termination of Executive’s engagement by or association with Company.

7.           Work Product Agreement.

(a)           For purposes of this Section 7, (i) “Work Product” means any and all improvements; designs, original works of authorship; derivative works; processes; trade secrets; know-how; technology; ideas; websites; and/or other intellectual property or proprietary information rights or any part of any of the foregoing, conceived, developed, authored, invented, or otherwise created by Executive within the scope of Executive’s engagement, on the Company’s time, with the aid or assistance or use of any of the Company’s property or equipment, as the result of any services or duties performed by Executive for the Company, or related to the current or demonstrably anticipated business, research, or development of the Company; and (ii) “Moral Rights” means any rights to claim authorship of any Work Product, to object to or prevent the modification of any Work Product, or to withdraw from, circulate, or control the publication or distribution of any Work Product, and any similar right, existing under any statutory, administrative, judicial, or other law, regulation, or rule of any country in the world, or under any treaty, convention, agreement, protocol, policy, or practice, regardless of whether or not such right is denominated or generally referred to as a ‘moral right.’

(b)           All Work Product and all results and proceeds of Executive’s services will be deemed “Works for Hire.”  Executive hereby irrevocably grants, conveys, and assigns to Company all right, title, and interest in and to (i) any and all Work Product; (ii) any and all copyrights, trademarks, service marks, patents, patent rights, and other intellectual property and proprietary information rights with respect thereto; (iii) any and all modifications, renewals, and extensions thereof; (iv) any and all existing and future rights, applications, continuations, and registrations with respect thereto; and (v) any and all Moral Rights (in the United States and worldwide), and hereby forever waives and agrees never to assert any and all Moral Rights, or any other rights contrary to this provision, that Executive may have in or with respect to any Work Product, even after termination of Executive’s engagement by the Company for any reason.

(c)           Executive agrees: (i) to promptly and fully inform Company of any Work Product and to do so in writing if so requested by Company; (ii) to keep and maintain complete and accurate contemporaneous records of all Work Product; (iii) to assist Company in every way proper to obtain for Company and to enforce patents, copyrights, mask work rights, trade secret rights, and other legal protections for any and all Executive Inventions; and (iv) to acknowledge and deliver promptly to Company (without charge to Company but at the expense of Company) such written instruments and to do such other acts as may be necessary in the opinion of Company to obtain and maintain letters patent, copyrights, mask work rights, trade secrets, and other legal protections necessary or desirable to vest the entire right and title in any Work Product to Company.

8.           Reformation.  The Company intends to restrict Executive under this Agreement only to the extent necessary to protect Company’s legitimate business interests.  The Company and Executive agree that the scope, duration, and geographic area provisions hereof are reasonable.  In the event a court of competent jurisdiction concludes that any provision of this Agreement is too restrictive, such provision(s) shall nevertheless be valid and enforceable to the fullest extent permitted by such court, and such provision(s) shall be reformed to the maximum scope, time, or geographic limitations determined appropriate by such court. If a court of competent jurisdiction determines that any portion of this Agreement is invalid or unenforceable, such determination shall not affect the validity or enforceability of the remaining portions of this Agreement.

9.           Remedies.

(a)           Company and Executive intend that the Executive’s covenants are separate and independent of any covenants of Company contained herein or otherwise, and any breach by Company shall not justify or excuse any breach by Executive.  In the event of an actual  breach of Sections 4(c), 5, 6(a), or 7 above, Executive specifically acknowledges that Company will incur incalculable and irreparable damage for which Company has no adequate remedy at law.  Therefore, Executive acknowledges that the Company shall be entitled to ex parte injunctive relief, both preliminary and permanent, immediately and permanently restraining Executive from such continuing or threatened breach.  Executive hereby expressly waives any and all right to prior notice or to security in connection with temporary injunctive relief on behalf of the Company and to security in connection with permanent injunctive relief on behalf of the Company.  Executive shall also remain liable for any damages sustained by reason of any actual or threatened breach by Executive of Sections 4(c), 5, 6(a), or 7 above. The exercise of one or more of the rights or remedies provided by this Agreement or otherwise shall not preclude the exercise of any other rights also provided.  In the event of a termination of this Agreement due to a breach of its terms by the Company, notwithstanding anything else provided in this Agreement, the Executive shall immediately be released from the covenant not to compete.

(b)           In addition, Executive acknowledges and agrees that, in addition to any other remedies permitted hereunder or by law, in the event of an actual or threatened breach of Sections 4(c), 5, 6(a), or 7 above, the Company shall be permitted to terminate any and all payments of the Severance Compensation.

10.           Rights of Other Persons. Executive shall not disclose to Company, or use in the performance of his work or responsibilities for Company, any proprietary or confidential information, any trade secret, or any other intellectual property of (a) Executive, (b) any former employer of Executive, or (c) any other individual or entity, unless Company has received written authorization from Executive or such former employer or other individual or entity and Company has instructed Executive in writing to do so.  The provisions of this Section 10 are not intended to create any rights as an intended or third-party beneficiary for any third party.

11.           Miscellaneous.

(a)           Entire Agreement.  This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof and supersedes all negotiations, representations, prior discussions, and preliminary agreements between the parties relating to the subject matter hereof.  No promise, representation, warranty, or covenant not included in this Agreement has been or is relied upon by either party.

(b)           Notices.  In the event of a breach of any of the terms of this Agreement, the Party alleging the breach shall provide the other Party with written notice of the breach (“Notice of Breach”).  The Notice of Breach shall detail the alleged breach and the Party receiving the Notice of Breach shall cure the alleged breach or provide evidence that they are not in breach within ten (10) days of receipt of the Notice of Breach.

(c)           Attorney Fees.  If a legal action or other proceeding is brought by the Company or Executive for enforcement of this Agreement, the party that prevails shall be entitled to recover reasonable attorney’s fees, costs and expenses incurred, in addition to any other remedies.

(d)           Binding Effect.  This Agreement shall inure to and bind the heirs, devisees, executors, administrators, personal representatives, successors and assigns, as applicable, of the respective parties hereto; provided, however, that nothing herein shall be construed to permit the sale or assignment of Executive’s interest and/or obligations hereunder.

(e)           Waiver.  Any waiver by any party hereto of any breach of any kind or character whatsoever by any other party, whether such waiver be direct or implied, shall not be construed as a continuing waiver of, or consent to, any subsequent breach of this Agreement on the part of the other party.  In addition, no course of dealing between the parties, nor any delay in exercising any rights or remedies hereunder or otherwise, shall operate as a waiver of any of the rights or remedies of the parties.

(f)             Severability.  The provisions of this Agreement are severable.  If any part of this Agreement is found to be unenforceable, the other provisions shall remain fully valid and enforceable.  It is the intention and agreement of the parties that all of the terms and conditions hereof be enforced to the fullest extent permitted by law.  This Agreement shall inure to and bind the heirs, devisees, executors, administrators, personal representatives, successors, and assigns (as applicable) of the respective parties hereto.

(g)           Assignment.  Executive may not assign this Agreement, or his duties and obligations hereunder, to any individual or entity.  Company may assign this Agreement, and obligations and duties hereunder, to any purchaser of Company.

(h)           Taxes.  In conformity with Executive’s independent contractor status and without limiting any of the foregoing, Consultant understands that, unless the Company determines that such deduction or withholding is required by law, no deduction or withholding for taxes or contributions of any kind shall be made by the Company with respect to compensation paid to Executive.  Executive agrees to accept exclusive liability for the payment of all taxes or contributions for unemployment insurance, pensions or annuities, social security payments or otherwise, which are measured by the compensation paid to Executive, and to reimburse and indemnify the Company for any such taxes or contributions or penalties which the Company may be compelled to pay.  Consultant also agrees to take all action and comply with all applicable administrative regulations necessary for the payment by Consultant of such taxes and contributions.  Notwithstanding the foregoing, to the extent that the Company determines in good faith and any deduction or withholding is required by law, (i) the Company is authorized to withhold from all payments, benefits, and remuneration provided to Executive under this Agreement or otherwise, and (ii) with respect to any equity compensation, Executive agrees to remit to the Company upon request any amounts the Company determines it is required to withhold under governing laws upon request and as a condition to the Company’s obligation to issue such equity compensation.

(i)             Amendment.  Notwithstanding any statute or case law to the contrary, this Agreement may not be modified except by a written instrument signed by each of the parties, whether or not such modification is supported by separate consideration.

(j)             Governing Law.  Executive acknowledges and agrees that, regardless of any location in which Executive resides during the term of this Agreement, Executive’s service to the Company takes place in New York and this Agreement and all terms and provisions herein shall be interpreted, construed, and enforced in accordance with the laws of the State of New York, without giving effect to any conflict of law provisions.

(k)           Waiver of Jury Trial.  THE PARTIES EACH HEREBY IRREVOCABLY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY AND ALL ACTIONS OR PROCEEDINGS BETWEEN THEM OR THEIR RESPECTIVE HEIRS OR ASSIGNS BROUGHT WITH RESPECT TO ANY PROVISION OF THIS AGREEMENT OR THE ENFORCEABILITY THEREOF, OR THAT RELATES IN ANY RESPECT TO THE EMPLOYMENT RELATIONSHIP BETWEEN THE EXECUTIVE AND THE COMPANY OR THE TERMINATION OF THAT EMPLOYMENT.

[Remainder of page intentionally left blank; signature page follows]

BY SIGNING BELOW, EACH OF THE PARTIES HERETO CERTIFIES THAT IT HAS CAREFULLY READ AND UNDERSTANDS ALL OF THE TERMS OF THIS AGREEMENT, HAS HAD ALL QUESTIONS ADEQUATELY ANSWERED, AND VOLUNTARILY AGREES TO BE BOUND BY THIS AGREEMENT.

“EXECUTIVE”

___________________________________________	Date: __________________
Harvey Hoffenberg, an individual

“COMPANY”

Smoky Market Foods, Inc.
a Nevada corporation

By: /s/ Eddie Feintech	Date: March [ ], 2010
Its: President

EXHIBIT A

FORM OF SMOKY MARKET FOODS, INC. WARRANT

[see attached]

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS.  THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO RESTRICTIONS ON RESALE AND MAY NOT BE RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Warrant

Smoky Market Foods, Inc.

Issue Date: __________

________ Shares of Common Stock	Warrant No. ___

This certifies that __________ or its permitted transferee (such person or any such permitted transferee is sometimes herein called the “Holder”) is entitled to purchase from Smoky Market Foods, Inc., a Nevada corporation (the “Company”), at the price and during the period as hereinafter specified, up to ________ shares (the “Shares”) of common stock, $.001 par value of the Company (the “Common Stock”), at a purchase price of $_____ per share, subject to adjustment as described below (as so adjusted from time to time, the “Exercise Price”), at any time until the Expiration Date (as defined below).

1.           Exercise.   The rights represented by this Warrant (this “Warrant”) shall be exercisable at the Exercise Price and during the period commencing on the Issue Date and continuing until the five-year anniversary of the Issue Date (the “Expiration Date”).  After the Expiration Date, the Holder shall have no right to purchase all or any portion of the Shares hereunder.

2.           Payment for Shares; Issuance of Certificates; Net Exercise.

(a)   The rights represented by the Warrant may be exercised at any time within the periods above specified, in whole or in part, by (i) the surrender of the Warrant (with the purchase form at the end hereof properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company) and (ii) payment to the Company of the Exercise Price for the number of Shares specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any. The Warrant shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date the Warrant is surrendered and payment is made in accordance with the foregoing provisions of this Section 2, and the person or persons in whose name or names the certificates for the Shares shall be issuable upon such exercise shall become the holder or holders of record of such Shares at that time and date. The Shares and the certificates for the Shares so purchased shall be delivered to the Holder within a reasonable time, not exceeding five (5) business days, after the rights represented by this Warrant shall have been so exercised.

(b) Notwithstanding anything to the contrary contained in Section 2(a), the Holder may elect to exercise this Warrant in whole or in part on a “cashless exercise basis” by receiving Shares equal to the value (as determined below) of this Warrant, or any part hereof, upon surrender of the Warrant at the principal office of the Company together with notice of such election in which event the Company shall issue to the Holder a number of Shares computed using the following formula:

X = Y(A-B)
                         A

Where:	X = the number of Shares to be issued to the Holder;

Y = the number of Shares issuable upon exercise of this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being canceled (at the date of such calculation);

A = the fair market value of one share of Common Stock (at the date of such calculation); and

B = the Exercise Price (as adjusted to the date of such calculation).

For the purpose of any computation under this Subsection 2(b), the fair market value per share of Common Stock at any date shall be deemed to be the Closing Price (as defined below) of the Common Stock on the Trading Day immediately preceding the date as of which the fair market value is being determined, provided that if the Common Stock is not then listed or quoted on any market or exchange, then the fair market value shall be the average of the closing bid prices for the Common Stock on the OTC Bulletin Board, or, if such is not available, the Pink Sheets LLC, or otherwise the average of the closing bid prices for the Common Stock quoted by two market-makers of the Common Stock, or otherwise such fair market value shall be determined in good faith by the Company and the Holder. “Trading Day” shall mean any day on which the principal United States securities exchange or trading market on which the Common Stock are listed, quoted or traded (the “Principal Market”) is open for trading. “Closing Price” shall mean the average of the last sale prices for the Common Stock on the Principal Market for the ten Trading Days previous to the date of determination.

3.           Transfer.   (a)  Any transfer of this Warrant shall be effected by the Holder by (i) executing the form of assignment at the end hereof and (ii) surrendering the Warrant for cancellation at the office or agency of the Company referred to in Section 2 hereof, accompanied by (y) a certificate (signed by an officer of the Holder, or other authorized representative reasonably satisfactory to the Company, if the Holder is an entity) stating that each transferee is a permitted transferee under this Section 3; and, if applicable, (z) an opinion of counsel, reasonably satisfactory in form and substance to the Company, to the effect that the Shares or the Warrant, as the case may be, may be sold or otherwise transferred without registration under the Securities Act of 1933, as amended (the “Act”).  Upon any transfer of this Warrant or any part thereof in accordance with the first sentence of this Section 3(a), the Company shall issue, in the name or names specified by the Holder (including the Holder), a new Warrant or Warrants of like tenor (including all substantive provisions hereof) and representing in the aggregate rights to purchase the same number of Shares as are purchasable hereunder at such time.

(b)           Any attempted transfer of this Warrant or any part thereof in violation of this Section 3 shall be null and void ab initio.

(c)           This Warrant may not be exercised and neither this Warrant nor any of the Shares, nor any interest in either, may be offered, sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in compliance with applicable United States federal and state securities laws and the terms and conditions hereof.  Each Warrant shall bear a legend in substantially the same form as the legend set forth on the first page of this Warrant.  Each certificate for Shares issued upon exercise of this Warrant, unless at the time of exercise such Shares are acquired pursuant to a registration statement that has been declared effective under the Act and applicable blue sky laws, shall bear a legend substantially in the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM.  SMOKY MARKET FOODS, INC. MAY REQUIRE AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT THAT A PROPOSED TRANSFER OR SALE IS IN COMPLIANCE WITH THE ACT.

Any certificate for any Shares issued at any time in exchange or substitution for any certificate for any Shares bearing such legend (except a new certificate for any Shares issued after the acquisition of such Shares pursuant to a registration statement that has been declared effective under the Act) shall also bear such legend unless, in the opinion of counsel for the Company, the Shares represented thereby need no longer be subject to the restriction contained herein.  The provisions of this Section 3(c) shall be binding upon all subsequent holders of certificates for Shares bearing the above legend and all subsequent holders of this Warrant, if any.

4.           Shares to be Fully Paid.  The Company covenants and agrees that all Shares which may be purchased hereunder will, upon issuance and delivery against payment therefor of the requisite purchase price, be duly and validly issued, fully paid and nonassessable.

5.           No Voting or Dividend Rights. The Warrant shall not entitle the Holder to any voting rights or any other rights, including without limitation notice of meetings of other actions or receipt of dividends or other distributions, as a stockholder of the Company.

6.           Adjustment of Exercise Price. The Exercise Price in effect at the time and the number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as follows:

(a)           In case the Company shall (i) declare a dividend or make a distribution on its outstanding Common Stock in Common Stock, (ii) subdivide or reclassify its outstanding Common Stock into a greater number of shares, (iii) combine or reclassify its outstanding Common Stock into a smaller number of shares, or (iv) enter into any transaction whereby the outstanding Common Stock of the Company are at any time changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation through reorganization, merger, consolidation, liquidation or recapitalization, then appropriate adjustments in the number of Shares (or other securities for which such Shares have previously been exchanged or converted) subject to this Warrant shall be made and the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination, reclassification, reorganization, merger, consolidation, liquidation or recapitalization shall be proportionately adjusted so that the Holder of this Warrant exercised after such date shall be entitled to receive the aggregate number and kind of shares or other securities which, if this Warrant had been exercised by such Holder immediately prior to such date, the Holder would have been entitled to receive upon such dividend, distribution, subdivision, combination, reclassification, reorganization, merger, consolidation, liquidation or recapitalization. For example, if the Company declares a 2 for 1 stock subdivision (forward split) and the Exercise Price hereof immediately prior to such event was $7.00 per Share and the number of Shares issuable upon exercise of this Warrant was 85,500, the adjusted Exercise Price immediately after such event would be $3.50 per Share and the adjusted number of Shares issuable upon exercise of this Warrant would be 171,000. Such adjustment shall be made successively whenever any event listed above shall occur.

(b)           In the event that at any time, as a result of an adjustment made pursuant to the provisions of this Section 8, the Holder of the Warrant thereafter shall become entitled to receive any shares of the Company other than Common Stock, thereafter the number of such other shares so receivable upon exercise of the Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Section 8(a)  above.

7.           Governing Law. This Agreement shall be governed by and in accordance with the laws of the State of Nevada without regard to conflicts of laws principles thereof.

8.           Binding Effect on Successors. In case of any consolidation of the Company with, or merger of the Company into, any other entity, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company at any time prior to the Expiration Date, then as a condition of such consolidation, merger or sale or conveyance, the Company shall give written notice of consolidation, merger, sale or conveyance to the Holder and, from and after the effective date of such consolidation, merger, sale or conveyance the Warrant shall represent only the right to receive the consideration that would have been issuable in respect of the Shares underlying the Warrant in such consolidation, merger, sale or conveyance had the Warrant been exercised in full immediately prior to such effective time and the Holder shall have no further rights under this Warrant other than the right to receive such consideration.

9.           Fractional Shares.  No fractional shares shall be issued upon exercise of this Warrant.  The Company shall, in lieu of issuing any fractional share, pay the holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Exercise Price.

10.           Lost Warrants.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an affidavit of loss and indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

11.           Headings.  The headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

12.           Modification and Waiver.  This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

Smoky Market Foods, Inc.

By: /s/ Edward Feintech
Edward Feintech, Chief Executive Officer

PURCHASE FORM

(To be signed only upon exercise of Warrant)

The undersigned, the holder of the foregoing Warrant, hereby irrevocably elects to exercise the purchase rights represented by such Warrant for, and to purchase thereunder, _______________ shares of Common Stock, par value $0.001 per share (the “Shares”), of SMOKY MARKET FOODS, INC. and tenders herewith payment of the aggregate Exercise Price in respect of the Shares in full, in the amount of $_________ and requests that the certificates for the Shares be issued in the name(s) of, and delivered to _________________, whose address(es) is (are):

Dated:   __________________________

By:_________________________
___________________________
___________________________
___________________________
Address

TRANSFER FORM

(To be signed only upon transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto ______________________________ the right to purchase Shares represented by the foregoing Warrant to the extent of __________ Shares, and appoints _________________________ attorney to transfer such rights on the books of Smoky Market Foods, Inc., with full power of substitution in the premises.

Dated:   __________________________

By:_________________________
___________________________
___________________________
___________________________
Address

In the presence of:

___________________________